SCHEDULE 14A INFORMATION

                       PROXY STATEMENT PURSUANT TO SECTION 14(A)
                         OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT  [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [_]

CHECK THE APPROPRIATE BOX:

[_] PRELIMINARY PROXY STATEMENT

[X] DEFINITIVE PROXY STATEMENT

[_] DEFINITIVE ADDITIONAL MATERIALS

                                    CALMAT CO.
                 (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                CHRISTINE MC VEIGH
                                    CALMAT CO.
                              3200 SAN FERNANDO ROAD
                              LOS ANGELES, CA 90065
                                 (213) 258-2777
                    (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] $125 PER EXCHANGE ACT RULES 0-11(c) (1)ii, 14a-6(j)(2).

[_] $500 PER EACH PARTY TO THE CONTROVERSY PURSUANT TO EXCHANGE ACT RULE
     14a-6(i)(3).

[_] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(1)(4) AND 0-11.

(1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
(2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
(3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11:*
(4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

* SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED.

[_] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY THE EXCHANGE ACT
    RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, ON THE FORM OR SCHEDULE AND THE DATE OF ITS FILING:

(1) AMOUNT PREVIOUSLY PAID:             _____________________________________

(2) FORM, SCHEDULE OR REGISTRATION NO.: _____________________________________

(3) FILING PARTY:                       _____________________________________

(4) DATE FILED:                         _____________________________________




                                                        CALMAT (LOGO STYLE)

          P.O. BOX 2950 TERMINAL ANNEX   LOS ANGELES, CALIFORNIA 90051-9952
   GENERAL OFFICES:  3200 SAN FERNANDO ROAD   LOS ANGELES, CALIFORNIA 90065
                                                 TELEPHONE:  (213) 258-2777








                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                  To Be Held on Wednesday, April 26, 1995



     The Annual Meeting of Stockholders of CalMat Co., a Delaware corporation (the "Company"), will be held in the Pacific Ballroom of the Omni Los Angeles (formerly the Los Angeles Hilton Hotel), 930 Wilshire Boulevard, Los Angeles, California, on Wednesday, April 26, 1995, at 10:00 a.m. The following proposals will be on the agenda for action by the stockholders:

          1. To elect thirteen (13) directors to serve during the ensuing year and until their successors are elected or appointed;

          2. To ratify the selection of Coopers & Lybrand L.L.P. as independent auditors for the year 1995; and

          3. To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

All stockholders of record at the close of business (5:00 p.m., Los Angeles time) on March 9, 1995 are entitled to one vote for each share of stock held. A list of all stockholders entitled to vote will be available for inspection for ten days prior to the Annual Meeting at the general offices of the Company at 3200 San Fernando Road, Los Angeles, California 90065.

All stockholders are cordially invited to attend the Annual
Meeting. Whether or not you plan to attend the Annual Meeting, please complete and return the enclosed proxy card. If you decide to attend the meeting in person, you can then withdraw your proxy and vote at that time.

                                   By order of the Board of
                                   Directors,


                                   A. FREDERICK GERSTELL
                                   Chairman of the Board

Los Angeles, California
March 16, 1995
                             TABLE OF CONTENTS


  GENERAL INFORMATION. . . . . . . . . . . . . . . . . . . . . .1

  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. .2

* PROPOSAL 1 - ELECTION OF DIRECTORS . . . . . . . . . . . . . .3

     1995 Nominees for Director. . . . . . . . . . . . . . . . .4

  BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD . . . . . . . .6

     Audit Committee . . . . . . . . . . . . . . . . . . . . . .6
     Management Development and Compensation Committee . . . . .6
     Nominating Committee. . . . . . . . . . . . . . . . . . . .6
     Finance Committee . . . . . . . . . . . . . . . . . . . . .7
     Executive Committee . . . . . . . . . . . . . . . . . . . .7

  COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE
  ACT OF 1934  . . . . . . . . . . . . . . . . . . . . . . . . .7

  EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . .8

     Report of the Compensation Committee. . . . . . . . . . . .8

          Compensation Policies for Executive Officers . . . . .8
          Chief Executive Officer Compensation . . . . . . . . .9
          Stock Option Grants. . . . . . . . . . . . . . . . . 10
          Compensation Committee Interlocks and Insider
          Participation. . . . . . . . . . . . . . . . . . . . 10

     Employment Agreements . . . . . . . . . . . . . . . . . . 11

     Table 1 - Summary Compensation. . . . . . . . . . . . . . 12

     Pension Plans . . . . . . . . . . . . . . . . . . . . . . 13

     Table 2 - Pension Plans . . . . . . . . . . . . . . . . . 13

     Return to Stockholders Performance Graph. . . . . . . . . 14

     Table 3 - Option Grants . . . . . . . . . . . . . . . . . 15

     Table 4 - Option Exercises and Year-End Value . . . . . . 15

* PROPOSAL 2 - INDEPENDENT AUDITORS. . . . . . . . . . . . . . 16

  FORM 10-K. . . . . . . . . . . . . . . . . . . . . . . . . . 16

  1995 STOCKHOLDERS PROPOSALS - DATE REQUIRED FOR RECEIPT. . . 16

  VOTE REQUIRED FOR APPROVAL . . . . . . . . . . . . . . . . . 16

  OTHER MATTERS  . . . . . . . . . . . . . . . . . . . . . . . 16


_________________

*  Denotes proposals to be voted on at the meeting

                                CALMAT CO.
                          3200 San Fernando Road
                           Los Angeles, CA 90065


                              ===============

                              PROXY STATEMENT

                             ================


GENERAL INFORMATION

  This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of CalMat Co. (the "Company"), to be held on Wednesday, April 26, 1995 (the "Annual Meeting"). This solicitation is made by the Board of Directors of the Company, and the costs thereof, which will be borne by the Company, are expected to be nominal. In addition to solicitation of proxies by mail, the Company may utilize the services of directors, officers and regular employees of the Company (who will receive no additional compensation therefor) to solicit proxies personally and by telephone and facsimile. In addition, Georgeson & Company, Inc. has been retained by the Company to assist in the solicitation of proxies. The anticipated fee of this proxy solicitor is $7,000, plus its out-of-pocket costs and expenses. The proxy may be revoked by a stockholder at any time prior to its use by delivering written notice of such revocation to the Secretary of the Company at its principal executive offices, 3200 San Fernando Road, Los Angeles, California 90065, by submitting a later dated proxy, or by attending the Annual Meeting and voting in person.

  Brokerage houses, custodians, nominees, and others who hold stock in their names will be reimbursed for expenses incurred by them in sending proxy material to beneficial owners.

  The approximate date on which this proxy statement and the form of proxy will first be sent or given to security holders is March
16, 1995.

  The stockholders of record at the close of business on March 9, 1995 are entitled to one vote for each share of stock held by them. Each stockholder entitled to vote at any election for directors has the right to cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that stockholder's shares are entitled, or to distribute such votes on the same principle among as many candidates as the stockholder determines. The proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes so as to elect the maximum number of nominees. Stockholders who wish to cumulate their votes must so indicate on the form of proxy. Proxies cannot be voted for a greater number of persons than the number of nominees named. A majority of the stock issued and outstanding, represented in person or by proxy, constitutes a quorum for the transaction of business at the meeting.

  On February 24, 1995, there were outstanding 23,138,769 shares of the Company's Common Stock, $1 par value, all of which are of one class.
                                   PAGE 1
- -----------------------------------------------------------------------------

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
- -----------------------------------------------------------

  The following shows information (i) as of December 31, 1994 with respect to the only persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding stock, based on the Company's records and a review of filings made pursuant to Section 13 of the Securities Exchange Act of 1934; and
(ii) as of February 24, 1995 for the officers named in this proxy statement under the caption "Executive Compensation" and for directors and executive officers as a group. For the purpose of this proxy statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or dispose of the securities regardless of any economic interest therein. Unless noted otherwise, beneficial owners listed have sole voting and investment power with respect to the shares reported.

    Name and Address of            Amount and Nature of     Percent of
      Beneficial Owner             Beneficial Ownership       Class
- --------------------               --------------------     ----------

Dan Murphy Foundation               4,157,247  shares          17.97
    Post Office Box 711267
    Los Angeles, CA 90071
Fidelity Management & Research Co.  1,350,200  shares          5.84
    Boston, MA 02110-2003
Systematic Financial Mgmt., Inc.    1,290,485  shares          5.58
    Fort Lee, NJ 07024-3308
A. Frederick Gerstell                 315,982  shares (a)      1.37
    Chairman of the Board, President,
    Chief Executive Officer and
    Chief Operating Officer
Delbert H. Tanner                      13,750  shares (a)       (b)
    Executive Vice President,
    Construction Materials
Scott J Wilcott                       129,381  shares (a)       (b)
    Executive Vice President,
    Law and Property
Paul Stanford                          27,565  shares (a)       (b)
    Executive Vice President -
    Administration, General Counsel
    and Secretary
H. James Gallagher                     11,500  shares (a)       (b)
    Executive Vice President, Finance
    and Chief Financial Officer

Directors and officers as a group   1,345,320  shares (a)      5.81
    (20 persons)


____________

(a) The amounts shown include the following shares that may be acquired within 60 days pursuant to outstanding option grants: A. Frederick Gerstell, 281,300 shares; Delbert H. Tanner, 8,750 shares; Scott J Wilcott, 113,250 shares; Paul Stanford, 27,062 shares; H. James Gallagher,10,500 shares;
     and all directors and officers as a group, 524,003 shares.

(b)  Less than 1%.

                                   PAGE 2
- -----------------------------------------------------------------------------

PROPOSAL 1 - ELECTION OF DIRECTORS
- ----------------------------------

     The Company's Bylaws provide for a Board of Directors, consisting of from eleven to fifteen directors, with the exact number to be determined by the Board. Thirteen directors, who will comprise the entire Board of Directors, will be elected at the 1995 Annual Meeting. Each of the nominees for director named below is a member of the present Board of Directors, and the term of office for which each nominee is a candidate will expire at the next Annual Meeting or when the director's successor shall have been elected or appointed. All shares represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions to the contrary, votes will be cast for the election of the following as directors, pursuant to the proxies solicited hereby. In the unanticipated event that any nominee should become unavailable for election as a director, the proxies will be voted for any substitute nominee named by the Board of Directors.

                                              Shares of Company
                                    Firs t    Stock Beneficially
                        Position   Became a       Owned as of          Percent
Name of Nominee  Age  with Company Director  February 24, 1995(a)     of Class
- ---------------  ---  ------------ --------  --------------------     --------

John C. Argue            63     Director    1990           2,250 (b)       *
Arthur Brown             55     Director    1994              -0-          *
Harry M. Conger          64     Director    1981 (c)       3,750 (b)       *
Rayburn S. Dezember      64     Director    1989           4,350 (b)       *
A. Frederick Gerstell    57   Chairman of   1981 (c)     315,982 (d)      1.37
                               the Board,
                               President
                              and Director
Richard A. Grant, Jr.    55     Director    1972 (c)      38,750 (e)       *
Grover R. Heyler         68     Director    1978           2,750 (b)       *
William T. Huston        67     Director    1978           6,030 (b)       *
William Jenkins          75     Director    1973          50,584 (b)       *
Edward A. Landry         55     Director    1994           1,000 (f)       *
Thomas L. Lee            52     Director    1990           2,750 (b)       *
Thomas M. Linden         51     Director    1978         623,880 (g)      2.70
Stuart T. Peeler         65     Director    1966 (c)      15,750 (h)       *

*  Less than 1%

[Footnotes on following page]
                                      PAGE 3
- -----------------------------------------------------------------------------

(a) Unless otherwise indicated, the beneficial owner (within the meaning of the rules of the Securities and Exchange Commission) of the shares shown has sole voting and investment power, subject to applicable community property and similar laws.

(b) Of the shares shown, 750 are shares which the director has the right to acquire under an existing director's stock option agreement.

(c) Includes service as a director of a predecessor constituent company, California Portland Cement Company ("CPC"). Each of these nominees for director became a director upon formation of the Company in 1984 by the combination of CPC and Conrock Co. ("Conrock").

(d) Of the shares shown, 281,300 are shares which Mr. Gerstell has the right to acquire under existing stock option agreements.

(e) Mr. Grant disclaims any beneficial interest in the 4,157,247 shares owned by the Dan Murphy Foundation, of which he is Secretary, Treasurer and a Trustee, and in the 300,541 shares owned by the P.D. Byrne Trust, of which he is a Co-Trustee. Included in the shares shown are 8,000 shares beneficially owned by Mr. Grant's children as to which he has shared voting and investment power, and 750 shares which he has the right to acquire under an existing director's stock option agreement.

(f) Mr. Landry disclaims any beneficial interest in the 4,157,247 shares owned by the Dan Murphy Foundation, of which he is a Trustee, and in the 1,868 shares held in the Philip Marlow Trust, of which he is a Trustee.

(g) Mr. Linden has shared voting and investment power with respect to 271,196 shares of the shares shown. Mr. Linden disclaims beneficial ownership with respect to 178,808 shares held by trusts, of which his children are beneficiaries, and of which he is Trustee. Of the shares shown, 750 are shares which Mr. Linden has the right to acquire under an existing director's stock option agreement.

(h) Mr. Peeler has shared voting and investment power with respect to the shares shown. Of the shares shown, 750 are shares which Mr. Peeler has the right to acquire under an existing director's stock option agreement.

   1995 Nominees for Director
   --------------------------

   John C. Argue. Former senior partner and currently of counsel to the Los Angeles law firm of Argue, Pearson, Harbison & Myers where he has practiced law since 1972. Mr. Argue is a Director of Avery Dennison, Inc. and a Trustee of TCW Funds, Inc., the TCW/DW Family of Funds and Term Trusts 2000, 2002, 2003.

   Arthur Brown. Chairman of the Board, Chief Executive Officer and President of Hecla Mining Company ("Hecla"). Prior to being named President in 1986, Mr. Brown served as Hecla's Chief Operating Officer, and Executive Vice President in addition to various other positions as an officer of Hecla. Mr. Brown is also a director of Great Lakes Minerals Inc. (a Canadian mining company), Southern Africa Minerals Corporation, American Colloid Company (an American industrial minerals company), and Idaho Independent Bank.

   Harry M. Conger. Chairman of the Board and Chief Executive Officer of Homestake Mining Company since 1986; also its President from 1982 to 1986. Mr. Conger is also a Director of ASA, Ltd., Baker Hughes, Inc., Pacific Gas and Electric Company, and American Mining Congress, soon to become the National Mining Association. He is also Vice Chairman of the World Gold Council and a Trustee of the California Institute of Technology.

                                    PAGE 4
- -----------------------------------------------------------------------------

   Rayburn S. Dezember. Serves on the boards of Wells Fargo and Company, Wells Fargo Bank and Tejon Ranch Co. Mr. Dezember served as Chairman of the
   Board and Chief Executive Officer of Central Pacific Corp. from 1981 to 1990. He is also a Trustee of Whittier College.

   A. Frederick Gerstell. Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of the Company. Prior to 1991, Mr. Gerstell was President, Chief Executive Officer and Chief Operating Officer. From 1984 to 1988, Mr. Gerstell was President and Chief Operating Officer of the Company. From 1981 to 1984, he was President and Chief Operating Officer and a Director of CPC and, prior to 1981, a Vice President of CPC. Mr. Gerstell is also a Director of Ameron, Inc.

   Richard A. Grant, Jr. Private investor and co-trustee of M. B. Scott trusts. Mr. Grant is Secretary, Treasurer and a Trustee of the Dan Murphy Foundation, a nonprofit foundation which owns 4,157,247 shares of the Company's Common Stock.

   Grover R. Heyler.   Retired partner of the law firm of Latham & Watkins,
   where he had practiced law since 1952. Since his retirement at the end of 1992, he has been of counsel to the firm. The Company retained the services of Latham & Watkins during 1994 and has retained such services in 1995.

   William T. Huston. Chairman of the Board of Watson Land Company since January 1, 1994, formerly known as Watson Industrial Properties, a real estate development company. From 1963 to 1985, he was its President and Chief Executive Officer, and from 1986 through 1993, he was its Chairman and Chief Executive Officer.

   William Jenkins. Retired as Chairman of the Board of the Company at the end of 1990. Prior to 1988, Mr. Jenkins was Chairman of the Board and Chief Executive Officer and, prior to 1984, President, Chief Executive Officer and a Director of Conrock.

   Edward A. Landry. Senior Partner of the Los Angeles law firm of Musick, Peeler & Garrett, where he has practiced law since 1965. He is a Trustee of the Dan Murphy Foundation, a non-profit foundation, which owns 4,157,247 shares of the Company's Common Stock. Mr. Landry also serves as trustee for other non-profit foundations.

   Thomas L. Lee.   Has served as Chief Executive Officer, as a Director, and
   since July 1989 as Chairman of The Newhall Land and Farming Company, a publicly traded California limited partnership. He served as its President and Chief Executive Officer from 1987 to 1989, and as President and Chief Operating Officer from 1985 to 1987. He also is a Director of First Interstate Bancorp and of First Interstate Bank of California.

   Thomas M. Linden. Private investor. He was Executive Vice President and General Manager - Properties Division of the Company from May 1985 through May 1989. Before that time, he was a partner with Smith, Linden and Basso, certified public accountants.

   Stuart T. Peeler. Petroleum industry consultant and independent oil and gas producer since the beginning of 1989. He was Chairman of the Board and Chief Executive Officer of Statex Petroleum, Inc., from 1982 through 1989 and was its President from 1983 to 1986. Mr. Peeler is a Director of Chieftain International, Inc., Chieftain International Funding Corp., Homestake Mining Company and Homestake Gold of Australia, Ltd. He is also a trustee of the J. Paul Getty Trust.

                                      PAGE 5
- -----------------------------------------------------------------------------

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
- ----------------------------------------------

     During 1994, the Board of Directors met eight times. Directors who are not Company employees are paid a quarterly retainer fee of $3,500 for service on the Board - $4,000 if the director also serves as a Committee Chairman.
In addition, such non-employee directors are paid a fee of $1,200 for each Board meeting and $800 for each Committee meeting attended.

     The Board of Directors has an Audit Committee, a Management Development and Compensation Committee, a Nominating Committee, a Finance Committee and an Executive Committee. During 1994, each committee met three times. All directors attended more than 75% of all Board and Committee meetings.

     Audit Committee
     ---------------

     The Audit Committee recommends the selection of independent auditors and approves their fee arrangement. The Audit Committee reviews the plan and scope of the audit and the resulting audit report and management letter. The Audit Committee also discusses with management and the outside auditors the effect of recently issued accounting standards on the Company's financial statements.

     Members
          John C. Argue, Chairman             William T. Huston
          Rayburn S. Dezember                 Stuart T. Peeler
          Grover R. Heyler

     Management Development and Compensation Committee
     -------------------------------------------------

     The Management Development and Compensation Committee ("Compensation Committee") approves, and recommends to the Board of Directors, remuneration for senior management of the Company, the adoption of any compensation plans and the granting of stock options or other benefits under such plans. The Compensation Committee also makes recommendations to the Board concerning director compensation.

     Members
          Stuart T. Peeler, Chairman          William Jenkins
          John C. Argue                       Thomas L. Lee
          Harry M. Conger                     Thomas M. Linden

     Nominating Committee
     --------------------

     The Nominating Committee recommends to the Board of Directors nominees to fill Board vacancies, and a slate of nominees for election at the annual meeting of stockholders. The Nominating Committee has no formal procedures for consideration of recommendations for nominees, which may be submitted by stockholders.

          Members
          Thomas L. Lee, Chairman             Grover R. Heyler
          Harry M. Conger                     William T. Huston
          Richard A. Grant, Jr.

                                      PAGE 6
- -----------------------------------------------------------------------------

     Finance Committee
     -----------------

     The Finance Committee monitors the performance of investments in the Company's pension plans and selects and recommends managers, financial advisors and trustees for pension fund investments. The Finance Committee also reviews and makes recommendations regarding the structure of Company indebtedness, specific major borrowings, the Company's debt-to-equity ratio, and the relationship of long-term debt to short-term debt.

          Members
          Richard A. Grant, Jr., Chairman       Grover R. Heyler
          Rayburn S. Dezember                   Thomas M. Linden
          A. Frederick Gerstell

     Executive Committee
     -------------------

     The Executive Committee reviews and makes recommendations regarding corporate objectives and policies, the Company's long-range plan, major Company acquisitions or divestitures, and the Company's dividend policy. When necessary, the Executive Committee may act in lieu of the Board of Directors, exercising all the powers of the Board of Directors in the management of the business and affairs of the Company, except where limited by Section 141 of the Delaware General Corporation Law.

          Members
          William Jenkins, Chairman             Richard A. Grant, Jr.
          John C. Argue                         Thomas L. Lee
          Harry M. Conger                       Thomas M. Linden
          A. Frederick Gerstell                 Stuart T. Peeler


COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934
- -----------------------------------------------------------------

  The Company believes that during fiscal 1994 its executive officers and directors have complied with all Section 16 filing requirements.

                                      PAGE 7
- -----------------------------------------------------------------------------

EXECUTIVE COMPENSATION
- ----------------------

  The Executive Compensation section of this Proxy Statement includes (i) the Report of the Compensation Committee, (ii) a discussion of certain Employment Agreements entered into by the Company with certain executives, (iii) a Summary Compensation Table which shows the compensation paid or accrued to the named individuals by the Company during the fiscal years ended December 31, 1994, 1993 and 1992, (iv) information about the Company's defined benefit supplemental retirement plan, (v) a Performance Graph of the Company's stock performance during the last five fiscal years compared to the stock performance of the Company's peer group and others during the same period, and (vi) an Option Grants table and an Option Exercises and Year-End Value table which show grants and exercises during the last fiscal year with year-end information regarding outstanding options.


  Report of the Compensation Committee on Executive Compensation
  --------------------------------------------------------------

  Compensation Policies for Executive Officers of the Company
  -----------------------------------------------------------

  The Compensation Committee is responsible for setting and administering all policies which govern salaries, salary increases, bonuses and stock options for the Company's executive officers and key managerial employees for approval by the Company's Board of Directors. In 1994, the Compensation Committee met three times.

  The Compensation Committee's purpose is to ensure that management is able to attract and retain well-qualified executives who will manage the Company for the benefit of stockholders and contribute to the Company's success. The policy of the Compensation Committee is to provide compensation to executive-level officers which is appropriate to each executive officer's level of responsibility and which will both reward the executive for past performance and provide an incentive to the executive for future performance.

  The primary focus of the Compensation Committee in making its compensation decisions for executive officers in fiscal 1994 was its subjective review of each executive officer's individual performance. The Compensation Committee did not establish predetermined performance standards for executive officers, but rather reviewed each executive officer's individual performance in the context of the overall performance of the Company. In making this evaluation, the Compensation Committee considered the earnings performance of the Company and evaluated whether the specific performance of the area over which an executive officer has control contributed to the earnings performance or otherwise supported the Company's overall performance. The Compensation Committee also reviewed the individual performance of the executive in the executive's role as a manager and leader within the Company and the performance appraisal of the CEO with regard to the performance of the individual executive.

  Additionally, as part of its subjective determination of the appropriateness of salary with regard to an executive's level of responsibility, the Compensation Committee reviewed salary surveys of companies within the Company's peer group of eight U.S. companies within the sand, gravel and mining industry. In reviewing these peer industry surveys, the Compensation Committee primarily considered the level of compensation being paid to executives with similar responsibilities in comparable businesses with similar business cycles. For example, the Compensation Committee especially considered the surveys of mining companies whose business cycles, like the Company's, are tied to the construction industry. The Compensation Committee also reviewed professional surveys of non-industry related companies, primarily in California, which have comparable revenue, location density in California, and number of employees. In reviewing these non-industry surveys, the Compensation Committee considered the compensation being paid to

                                 PAGE 8
- -----------------------------------------------------------------------------
  executives with similar responsibilities in similarly-sized California companies, with a heavier focus on Southern California companies, so as to determine competitive wages within the geographic region. The professional surveys reviewed include surveys produced by William M. Mercer, Inc., the American Compensation Association, and The Wyatt Company. The Compensation Committee did not target any predetermined relationship between the salaries of the Company's executives and those of the executives of the surveyed companies. In 1994, the named executive officers as a group received salaries which were at or above the median for executive officers in their peer group and below the median for executives within non-industry related comparable companies in California.

  After its evaluation of these factors, the Compensation Committee subjectively determined the appropriate level of compensation to be paid.

  The Compensation Committee also oversees the Company's bonus plan, which the Company uses to reward individual employee performance for the prior year. In 1994, the Compensation Committee subjectively determined that the Company's bonus fund would equal 4% of the pre-tax, pre-bonus operating earnings for the Company, excluding extraordinary gains and losses. The Compensation Committee made this decision based on its subjective evaluation of historical information with regard to bonus funds in prior years and the Compensation Committee's overall goal to provide a reward for performance to all employees. The Compensation Committee's decision to provide bonuses, and the relationship, if any, of the bonus fund amount to the Company's earnings are completely within the discretion of the Compensation Committee and may change from year to year. In 1994, the bonus fund available to pay employees, including the executive officers and the CEO, was approximately $1,563,000. The percentage of this fund paid to the CEO in 1994 was approximately 13%.


  Chief Executive Officer Compensation
  ------------------------------------

  In 1994, the Compensation Committee determined the compensation for the CEO by subjectively evaluating his performance with regard to the performance of the Company as a whole with special emphasis on the operating earnings of the Company. The Compensation Committee did not predetermine performance goals for the CEO, but subjectively evaluated his performance in the following areas: (i) establishment of clear and sound objectives, (ii) achievement of those objectives, (iii) creation of overall management strength, (iv) development of successor management, and (v) communication with the Board of Directors and senior management. Additionally, the Compensation Committee considered particular accomplishments of the CEO in 1994 which have contributed to long-term stockholder value. Specifically, in 1994, the Compensation Committee subjectively evaluated the following accomplishments: improved overall profits, success in reducing costs, acquisition and expansion activities, improvements in financial flexibility and improvements in customer and governmental relations. Finally, in evaluating the CEO's performance, the Compensation Committee compared the short-term and long-term total stockholder return performance of companies within its peer group to the Company's own short-term and long-term performance. In 1994, the Company's total stockholder return fell below its peer group as shown on the Performance Graph on page 14. The Compensation Committee did not evaluate these factors using a predetermined formula, but used its subjective discretion to reach its result.

  The Compensation Committee, as it did for executive officer compensation, also reviewed the same professional surveys of industry-related and non-industry related companies in determining the CEO salary level. In 1994, the CEO's salary level was above the median for industry-related companies and above the median for CEO's within non-industry related comparable companies in California. For 1995, the CEO's base compensation was raised from $460,000 to $485,000. The CEO's bonus for 1994 was $200,000.

                                       PAGE 9
- -----------------------------------------------------------------------------

  Stock Option Grants
  -------------------

  The Stock Option Subcommittee of the Compensation Committee (the "Subcommittee"), which is made up of independent directors, met twice in 1994 to determine the amount of any stock options to be granted to Company employees, including the executive officers and the CEO. The Subcommittee uses the award of stock options to meet the Compensation Committee's goal to provide an incentive for continued and future performance of executive officers and other key employees. In making its decisions in 1994, the Subcommittee subjectively considered the extent to which the performance of a particular employee impacted the performance of the Company as a whole. The Subcommittee did not review surveys of stock option grants for other companies in determining its stock option awards.


  Compensation Committee Interlocks and Insider Participation
  -----------------------------------------------------------

  None of the members of the Compensation Committee are present or former members of management except Mr. William Jenkins, who is a retired Chairman of the Board of Directors and was CEO of the Company from July 1984 to January 1988, and Mr. Thomas M. Linden, who was Executive Vice President and General Manager - Properties Division of the Company from May 1985 through May 1989.

                       Compensation Committee Members

                         Stuart T. Peeler, Chairman
                               John C. Argue
                              Harry M. Conger
                              William Jenkins
                               Thomas L. Lee
                              Thomas M. Linden


                     Stock Option Subcommittee Members

                         Stuart T. Peeler, Chairman
                               John C. Argue
                              Harry M. Conger
                               Thomas L. Lee

                                      PAGE 10
- -----------------------------------------------------------------------------

  Employment Agreements
  ---------------------

  The Company has executed the following employment agreements with certain executive officers according to the terms summarized below:

     An employment agreement between the Company and Mr. Gerstell currently provides for compensation at an annual rate of $485,000. In addition to providing benefits in the case of disability, the agreement provides that the compensation and other benefits (including bonus, retirement plan contributions and insurance coverages) shall continue unabated for four years from the date of notice of termination by the Company. In the event the Company significantly reduces the importance of his responsibilities, reduces his compensation or benefits, relocates the Company's principal executive offices outside Los Angeles or reassigns him to a location other than the principal executive offices, Mr. Gerstell may terminate the agreement and receive the salary and benefits that would have been provided to him under the agreement for four years. Mr. Gerstell's agreement provides that in the event of a change of control, he may accelerate the exercisability of all options to acquire shares covered by any outstanding stock option agreements he has with the Company.

     Mr. Tanner has an agreement with the Company with respect to severance which provides that he will receive twelve months of salary ($265,000) in the event of termination without cause.

     Mr. Wilcott has a three-year employment agreement with the Company which
     currently provides for annual compensation of $240,000.   In addition to
     providing benefits in the case of disability, the agreement provides that compensation and other benefits (including bonus, retirement plan contributions and insurance coverages) shall continue unabated for the period specified from the date of any notice of termination by the Company and that, in the event the Company reduces the importance of the executive's responsibilities, reduces his compensation or benefits, relocates the Company's principal executive offices outside Los Angeles or reassigns him to a location other than the principal executive offices, the executive may terminate the agreement and receive the salary and benefits for the period specified that would have been provided to him under the agreement. Mr. Wilcott's agreement provides that in the event of a change of control, he may accelerate the exercisability of all options to acquire shares covered by any outstanding stock option agreements he has with the Company.

     Mr. Stanford has a two-year employment agreement which currently provides for annual compensation of $220,000. In addition to providing benefits in the case of disability, the agreement provides that compensation and other benefits (including bonus, retirement plan contributions and insurance coverages) shall continue unabated for the period specified from the date of any notice of termination by the Company and that, in the event the Company reduces the importance of the executive's responsibilities, reduces his compensation or benefits, relocates the Company's principal executive offices outside Los Angeles or reassigns him to a location other than the principal executive offices, the executive may terminate the agreement and receive the salary and benefits for the period specified that would have been provided to him under the agreement. Mr. Stanford's agreement provides that in the event of a change of control, he may accelerate the exercisability of all options to acquire shares covered by any outstanding stock option agreements he has with the Company.

     Mr. Gallagher has an agreement with the Company with respect to severance which provides that he will receive up to twelve months of salary ($220,000) in the event of termination without cause.

                                      PAGE 11
- -----------------------------------------------------------------------------

                       TABLE 1 - SUMMARY COMPENSATION


                                                                      Long Term
Name and Principal Position          Annual Compensation (A)        Compensation     All Other
                                Year    Salary ($)      Bonus ($)    Options (#)  Compensation (B)
- --------------------------------------------------------------------------------------------------

A. Frederick Gerstell           1994     $460,000       $200,000        60,000        $84,098
   Chairman of the Board,       1993     $430,000       $100,000        50,000        $79,837
   President, Chief Executive   1992     $430,000        $66,000        40,000        $77,322
   Officer, Chief Operating
   Officer, and Director

Delbert H. Tanner *             1994     $256,000        $65,000        25,000        $31,727
   Executive Vice President,    1993     $118,267        $60,000        35,000        $82,920
   Construction Materials       1992          ---            ---           ---            ---

Scott J Wilcott                 1994     $232,500        $65,000        25,000        $42,714
   Executive Vice President,    1993     $232,500        $25,500        20,000        $47,685
   Law and Property             1992     $232,500           -0-         15,000        $41,603

Paul Stanford                   1994     $200,000        $60,000        25,000        $35,095
   Executive Vice President -   1993     $182,731        $30,000        20,000        $31,256
   Administration, General      1992     $164,846        $20,000        15,000        $27,678
   Counsel, and Secretary

H. James Gallagher *            1994     $200,000        $60,000        25,000          $8,768
   Executive Vice President -   1993       $7,000        $12,000        22,000             -0-
   Finance, and Chief           1992          ---            ---           ---             ---
   Financial Officer


*  Mr. Tanner and Mr. Gallagher joined the Company during 1993

(A)      Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(B)      The amounts shown in this column for the last fiscal year include the following items:  (i) Mr.
         Gerstell:  $21,000 - Company accrual to the Thrift and Profit-Sharing Retirement Plan and Money
         Purchase Pension Plan for Employees of CalMat Co., a defined contribution plan (DCP); $55,313 -
         Paid by the Company to a trust for the Non-qualified Deferred Compensation Plan for Selected
         Executives of CalMat Co., a non-qualified defined contribution plan (NDCP); $7,785 - Company-paid term life insurance (TLI); (ii) Mr. Tanner:  $9,725 - Company accrual to DCP; $60 - Company accrual to NDCP; $942 - Company-paid TLI; $21,000 -Company-paid housing allowance; (iii) Mr.
         Wilcott:  $21,000 - Company accrual to DCP; $17,979 - Company accrual to NDCP; $3,735 - Company-
         paid TLI; (iv) Mr. Stanford:  $21,000 - Company accrual to DCP; $12,084 - Company accrual to
         NDCP; $2,006 - Company-paid TLI; (v) Mr. Gallagher:  $7,601 - Company accrual to DCP; $47 -
         Company accrual to NDCP; $1,120 - Company-paid TLI.

                                     PAGE 12
- -----------------------------------------------------------------------------

   Pension Plans
   -------------

   Under the Supplemental Executive Retirement Agreement, a defined benefit supplemental retirement plan, Mr. Gerstell will receive, upon retirement, a supplemental benefit added to amounts received from Social Security, the DCP and the NDCP, such that the total will approximate 70% of final average pay. During 1994, $32,576 was paid to a Company trust created to fund this benefit.


                          TABLE 2 - PENSION PLANS
                                    Years of Service (B)
   Remuneration (A)              20 (C)      25       28(D)
- -----------------------------------------------------------------
      $  400,000                $ 29,948  $ 19,759  $ 29,400
      $  600,000                $ 89,325  $ 98,790  $125,109
      $  800,000                $148,701  $177,820  $256,817
      $1,000,000                $208,078  $256,850  $316,526


(A) Average compensation in the highest consecutive five years of the last ten years of employment.

(B) Amounts shown represent the estimated supplemental annual pension to be paid by the Company which are in addition to amounts to be received by Social Security, the DCP and the NDCP.

(C) After twenty years of service, Mr. Gerstell will not yet be eligible for Social Security benefits. Therefore, the amounts shown include such additional amounts which the Company is obligated to pay until such time that Mr. Gerstell reaches age 62.

(D) Mr. Gerstell is the only participant in the plan. At age 65, Mr. Gerstell will have 28 years of service.


The compensation covered by the plan includes the base salary shown in the Compensation Table, not including bonuses.

                                     PAGE 13
- -----------------------------------------------------------------------------

Return to Stockholders Performance Graph
- ----------------------------------------

   The following graph compares the cumulative total stockholder return on the Company's capital stock with the cumulative total return of the Standard & Poor's 500 Stock Index (the "S & P 500") and a composite industry index (the "Industry Index") consisting of eight public companies in the building materials industry.* The graph assumes that $100 was invested on December 31, 1989 in each of CalMat stock, the S & P 500 and the Industry Index, and that all dividends were reinvested.

                     COMPARISON OF FIVE YEAR CUMULATIVE
                          TOTAL STOCKHOLDER RETURN
                         AMONG CALMAT CO., S&P 500,
                          AND PEER GROUP COMPOSITE

Measurement Period                    S&P 500        Peer
(Fiscal year covered)     CalMat       Index      Composite *
- ---------------------     ------      -------     -----------

Measurement PT -
12/31/89                  $100          $100        $100

FYE 12/31/90              $ 64          $ 97        $ 75
FYE 12/31/91              $ 81          $127        $ 88
FYE 12/31/92              $ 81          $135        $ 91
FYE 12/31/93              $ 77          $145        $115
FYE 12/31/94              $ 66          $146        $102


*  Composite includes Florida Rock Industries, Granite Construction, Inc.,
   Lafarge Corp., Martin Marietta Materials, Southdown, Inc., Texas Industries,
   Inc., Vulcan Materials Co., and CalMat Co. Information for Dravo Corporation, which was sold in 1994, is no longer included in this composite as such information is no longer publicly available. Information for Martin Marietta
   Materials is included only for 1993 and 1994 when such information first became publicly available.

                                      PAGE 14
- -----------------------------------------------------------------------------

                            TABLE 3 - OPTION GRANTS

                          Number of
                          Securities   % of Total
                          Underlying   Options Granted  Exercise or
                          Options      to Employees     Base Price    Expiration  Grant Date
Name                      Granted (A)  in Fiscal Year   ($/Share)(B)  Date        Present Value (C)
- ---------------------------------------------------------------------------------------------------

A. Frederick Gerstell       60,000         18.58          $18.875     11-22-04       $390,578
Delbert H. Tanner           25,000          7.74          $18.875     11-22-04       $162,741
Scott J Wilcott             25,000          7.74          $18.875     11-22-04       $162,741
Paul Stanford               25,000          7.74          $18.875     11-22-04       $162,741
H. James Gallagher          25,000          7.74          $18.875     11-22-04       $162,741

(A)  Options granted in 1994 are exercisable starting at 12 months after the grant date, with 25% of the shares covered thereby becoming exercisable at that time and with an additional 25% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.  The options were granted for a term of ten years, however, no portion of any option which is unexercisable at termination of employment will become exercisable.

(B)  The exercise price may be paid by cash, by delivery of shares of the Company's Common
     Stock owned by the Optionee or, with consent of the Compensation Committee, by delivery of a full-recourse promissory note.

(C)  The Modified Black-Scholes Option Valuation Model modifies the Black-Scholes formula to include the impact of cash dividend payments and the right to exercise options prior to maturity.  The volatility factor and risk-free rate of return at grant date used in the modified model were .2891 and 7.88%, respectively.  The Company's dividend yield at the grant date of 2.11% was used in the modified model.  The model assumes that options are exercisable approximately three years after vesting, based on analyses of historical exercise pattern.



                 TABLE 4 - OPTION EXERCISES AND YEAR-END VALUE

              Aggregated Option Exercises in Last Fiscal Year and
                              FY-End Option Values

                                                                             Value of
                                                          Number of          Unexercised
                                                          Unexercised        In-the-Money
                                                          Options            Options
                                         Value Realized   at FY-End          at FY-End (B)
                        Shares Acquired  at Date of       Exercisable/       Exercisable/
Name                    on Exercise      Exercise (A)     Unexercisable      Unexercisable
- ------------------------------------------------------------------------------------------

A. Frederick Gerstell       ---              ---           281,300/132,500  $91,431/16,406
Delbert H. Tanner           ---              ---              8,750/51,250    $3,203/9,609
Scott J Wilcott             ---              ---            113,250/53,750   $35,313/6,563
Paul Stanford               ---              ---             27,062/49,688    $2,188/6,563
H. James Gallagher          ---              ---             10,500/56,500    $2,188/6,563

(A) Market value of the underlying securities at exercise date minus the exercise price of the options.

(B) Market value of the underlying securities at year-end minus the exercise price of in-the-money options.

                                      PAGE 15
- -----------------------------------------------------------------------------

PROPOSAL 2 - INDEPENDENT AUDITORS
- ---------------------------------

Stockholders are being asked to ratify the Board of Director's selection of Coopers & Lybrand L.L.P., certified public accountants, as the Company's independent auditors for 1995. The Board of Directors selected Coopers & Lybrand L.L.P. upon the recommendation of the Audit Committee, which believes Coopers & Lybrand L.L.P. to be well qualified to audit the books and records of the Company and its subsidiaries for the year 1995 and to perform such other services as may be required. The Company's financial statements for 1994 were examined by Coopers & Lybrand L.L.P. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting to make a statement and to respond to appropriate questions.

FORM 10-K
- ---------

A copy of the Company's Annual Report on Form 10-K will be furnished without charge to stockholders upon request to the Company, at 3200 San Fernando Road, Los Angeles, California 90065, attention: Paul Stanford, Secretary. Telephone
(213) 258-2777.

1995 STOCKHOLDER PROPOSALS - DATE REQUIRED FOR RECEIPT
- ------------------------------------------------------

Stockholder proposals must be received by the Company at its address by November 15, 1995 for inclusion in the proxy materials relating to the 1996 Annual Meeting.

VOTE REQUIRED FOR APPROVAL
- --------------------------

The thirteen nominees for director who receive a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected. All other matters require a majority of the votes.

Under the Company's By-laws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. To be elected, nominees must receive a plurality of the votes cast by holders of Common Stock who are present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes will not affect the election of the candidates receiving the plurality of votes. All other proposals to come before the Annual Meeting require the approval of a majority of the votes cast by holders of Common Stock who are present with the power to vote. Abstentions as to a particular proposal will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

OTHER MATTERS
- -------------

The Company is not aware of any matters that may come before the meeting other than those referred to in the Notice of Annual Meeting of Stockholders. If any other matters shall properly come before the meeting, the persons named in the accompanying form of Proxy intend to vote thereon in accordance with their best judgment.

                                 Paul Stanford
                                 Secretary

Los Angeles, California
March 16, 1995

                                     PAGE 16
- -----------------------------------------------------------------------------

PROXY

                                    CALMAT CO.
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                    CALMAT CO.


I HEREBY CONSTITUTE AND APPOINT A. FREDERICK GERSTELL AND WILLIAM JENKINS, AND EACH OF THEM, WITH FULL POWER OF SUBSTITUTION AND REVOCATION TO EACH, AS MY PROXIES, TO VOTE ALL SHARES OF THE COMPANY HELD OR OWNED BY ME AT THE ANNUAL MEETING OF STOCKHOLDERS OF CALMAT CO. TO BE HELD IN THE PACIFIC BALLROOM OF THE OMNI LOS ANELES, FORMERLY THE LOS ANGELES HILTON HOTEL, 930 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA, AT 10:00 A.M., ON WEDNESDAY, THE 26TH DAY OF APRIL, 1995, AND AT ANY AND ALL ADJOURNMENTS THEREOF, UPON THE FOLLOWING MATTERS:

ELECTION OF DIRECTORS.  NOMINEES:
JOHN C. ARGUE, ARTHUR BROWN, HARRY M. CONGER, RAYBURN S. DEZEMBER, A. FREDERICK GERSTELL, RICHARD A. GRANT, JR., GROVER R. HEYLER, WILLIAM T. HUSTON, WILLIAM JENKINS, EDWARD A. LANDRY, THOMAS L. LEE, THOMAS M. LINDEN, AND STUART T. PEELER.

CHANGE OF ADDRESS

________________________________________

________________________________________

________________________________________

________________________________________
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD.

[SEE REVERSE SIDE]

=============================================================================
PROXY

[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXIES WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS AND FOR PROPOSAL 2.

(1)  ELECTION OF DIRECTORS (SEE REVERSE)

                                                         FOR [_]  WITHHELD[_]

     FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

     ________________________________________________________

(2) RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF COOPERS & LYBRAND TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1995.

                                            FOR [_]  AGAINST [_]  ABSTAIN [_]

(3) ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS THAT WILL BE PRESENTED FOR ACTION AT THE MEETING.

     CHANGE OF ADDRESS ON REVERSE SIDE [_]

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, DATED MARCH 16, 1995, AND OF THE PROXY STATEMENT ON THE SAME DATE FURNISHED THEREWITH.

SIGNATURE(S)______________________________________________ DATE______________

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

THE SIGNER HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE SIGNER TO VOTE AT SAID MEETING OR ANY ADJOURNMENTS THEREOF.